SCHULTE ROTH & ZABEL LLP
                                919 Third Avenue
                            New York, New York 10022
                                ----------------
                                 (212) 756-2000
                                Facsimile Number:
                                 (212) 593-5955



                                November 21, 2002



Board of Trustees
Alpine Income Trust
122 East 42nd Street
New York, NY  10168

Dear Sirs:

           We act as counsel to Alpine Municipal Money Market Fund and Alpine Tax Optimized Income Fund (each, a "Fund"), the initial series of Alpine Income Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with the registration of an unlimited number of shares of beneficial interest of each Fund with a $0.001 par value ("Shares") under the Securities Act of 1933, as amended (the "1933 Act").

           In such capacity, we have reviewed the Trust's Registration Statement on Form N-1A under the 1933 Act and the Investment Company Act of 1940, as amended, and Pre-Effective Amendment No. 1 to such registration statement, each as filed by the Trust with the Securities and Exchange Commission (File No. 333-100289) (the "Registration Statement"). We are familiar with the actions taken by the Trust and its Board of Trustees in connection with the organization of the Fund and the authorization, and the proposed issuance and sale, of Shares, including but not limited to the adoption of a resolution authorizing the issuance of Shares in the manner described in the prospectus contained in the Registration Statement (the "Prospectus"). In addition, we have examined and are familiar with a certificate of the State of Delaware as to the existence and good standing of the Trust, the Declaration of Trust and the By-Laws of the Trust, as in effect on the date hereof, and such other documents as we have deemed relevant to the matters referred to in this opinion.

           We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the Registration Statement.


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Board of Trustees
Alpine Income Trust
November 21, 2002
Page 2




           Based upon the foregoing, we are of the opinion that Shares, when issued and sold in the manner described in the Prospectus, will be legally issued, fully paid and non-assessable.

           We are attorneys licensed to practice only in the State of New York. The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

           We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Trust in the Prospectus and statement of additional information constituting a part thereof.




                                                 Very truly yours,



                                                 /s/ Schulte Roth & Zabel LLP
                                                 ----------------------------


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